UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SCIENCE WATER, INC.
(Name of small business issuer in its charter)

California (State or other jurisdiction of incorporation or organization)	2080 (Primary Standard Industrial Classification Code Number)	42-1742859 (I.R.S. Employer Identification Number)

18653 Ventura Blvd, Suite 640
Tarzana, California 91356
(310) 597-2910
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Robert N. Phan, Esq.
17011 Beach Blvd., Ste. 540
Huntington Beach, California  92647
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies of Communications to:

Gary R. Henrie, Esq.
8275 S. Eastern Ave., Suite 200
Las Vegas, Nevada  89123
Tel: (702) 616-3093 Fax: (801) 796-0842

Approximate date of commencement of proposed sale to public:  From time to time after the effective date of this registration statement.

        If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

[Missing Graphic Reference]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Dollar Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee

Common stock	$1,000,000	$0.10	$1,000,000	$39.30

        The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders are not soliciting offers to buy these securities in any state where such offers are not permitted.

Subject to completion,

February ___, 2009

PROSPECTUS

10,000,000 Shares

SCIENCE WATER, INC.
Common Stock

        Science Water, Inc., a California corporation (“Science Water”), is offering to sell 10,000,000 shares of its common stock on a self-underwritten basis at an offering price of $0.10 per share.  There is no minimum number of shares that must be sold in this offering.  This is the initial public offering of shares of its common stock.  This offering will close whenever all of the shares are sold or twenty months after the effective date of this prospectus, whichever is sooner.

        Our common stock is currently not traded on any market or securities exchange.

        Investing in our common stock involves risks, which are described in the "Risk Factors" section beginning on page _ of this prospectus.

        Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ____________________ , 2009.

You should rely only on the information contained in this prospectus. We have not authorized any person to provide you with any information or represent anything not contained in this prospectus, and, if given or made, any such other information or representation should not be relied upon as having been authorized by us.  Science Water is not offering to sell, or seeking offers to buy, our common stock in any jurisdiction where the offer or sale is not permitted. You should not assume that the information provided this prospectus is accurate as of any date other than the date on the front cover of this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        In addition to historical information, this prospectus contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended, or the Exchange Act. The words "forecast," "estimate," "project," "intend," "expect," "should," "believe" and similar expressions are intended to identify forward-looking statements. These forward-looking statements involve known and unknown risks, uncertainties, assumptions and other factors, including those discussed in "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations," which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, but are not limited to, the following:

•	Our ability to achieve our business strategy;

•	Our ability to attract, retain and motivate qualified employees and management;

•	The impact of federal, state or local government regulations;

•	Competition in the sports and nutrition drink industry;

•	Availability and cost of additional capital;

•	Other risks described from time to time in our periodic reports filed with the Securities and Exchange Commission.

        This list of factors that may affect future performance and the accuracy of forward looking statements is illustrative but not exhaustive. Accordingly, all forward looking statements should be evaluated with an understanding of their inherent uncertainty.

        Except as required by law, we assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

SUMMARY

Our Business

We are a sports and nutrition drink company designed to promote and sell sports and nutrition drinks.  We have obtained a license to sell our first drink under the label “Science Water”.  We hope to eventually develop our own, exclusive line of drinks.  We are a start up company and have yet to make our first sell.  Management is in need of the proceeds of this offering to label our first product for which we have obtained a license and launch our first sales campaign for that product.

We were incorporated in the state of California on October 11, 2007.  Our principal executive offices are located at 18653 Ventura Blvd., Suite 640, Tarzana, California  91356.  Our telephone number is 310-597-2910.

The Offering

Securities Offered	10,000,000 shares of Science Water common stock at $0.10 per share.
No Minimum Offering
Stock purchase proceeds will not be placed into escrow and there is no minimum amount of capital that must be raised in the offering.  All investment proceeds will be deposited into the operating account of Science Water upon receipt and used in the business affairs of Science Water.

Minimum Investment	Purchasers in the offering will be required to purchase a minimum of 5,000 shares.
Use of Proceeds	Net proceeds from this offering will be used to market our products and provide our business with working capital.
Best Efforts Offering	The offering is being sold by our president on a best efforts basis.
Expiration of Offering
This offering will close whenever all of the shares are sold, or 180 days after the effective date of this prospectus, whichever is sooner.  The directors have the discretion to extend the offering period for an additional 180 days if necessary.

Summary Financial Information

Balance Sheet Data:	August 31, 2008
Cash	$0
Total Assets	$0
Liabilities	$79
Total Stockholders’ Equity	$(79)
Income Statement Data:
Net Revenues from inception through August 31, 2008	$0

RISK FACTORS

You should carefully consider the following risk factors, in addition to the other information in this prospectus, before deciding to invest in our common stock.

We are a start up company without business revenue anticipate generating operating losses until such time as we can generate product sales.

We have just commenced operations and need the proceeds from this offering to prepare out initial product for sale.   Accordingly, we have no revenues from operations to pay our operating expenses.  In addition, we expect to accelerate our losses as we begin to generate expenses by labeling and rolling out our initial product.  If we are not successful in generating sales our business may fail.

If we do not obtain additional funding as needed, we may be unable to fund our business operations and to adequately pursue our business plan.

Our business plan requires significant ongoing expenditures for the marketing of our products.  It is possible that we will need additional outside funding sources in the future to continue the development and the promotion of our business.  If we are not successful in obtaining additional funding for operations if and when needed, we may have to discontinue some or all of our business activities and our stockholders might lose all of their investment.

If we fail to convince the market place that we have superior products, we will not be commercially successful.

Even if we are successful in offering sports and nutrition drinks superior to those of our competitors, it will be necessary for us to educate and convince the market place of that superiority.  If we are unable to do so, we will not be able to achieve the market penetration necessary to become commercially successful and our investors may lose their investments.

If we cannot retain or hire qualified personnel, our programs could be delayed.

We are dependent on our president who has contacts in the sports industry.  The loss of his services could disrupt our business activities.  We believe that our future success will depend in large part upon our ability to attract and retain persons well connected in the sports and nutrition drink industries.  We face intense competition for these kinds of personnel from other companies and organizations.  We might not be successful in hiring or retaining the personnel needed for success.

We are dependent upon a third party vendor to produce our initial product.

Our initial product is licensed from a third party vendor.  Accordingly, we are dependent upon this vendor to provide the product for us to sell.  If this vendor is either unable or unwilling to provide us with the necessary products to sell, it is likely we will be unable to develop our business plan and our business may fail.

Investors will be unable to sell their securities if no market develops for those securities.

No market exists at the present time for our common shares.  Investors in the offering will purchase securities that cannot be resold by those investors since no market exists.  Even though we intend to create a public market for our common shares, there can be no assurance when the market will develop or if the market will ever develop.  If we are not successful in developing a market for our common shares, investors will not be able to sell their securities.

At the present time we are in an economic downturn and persons may not use their discretionary income to purchase expensive sports drinks.

Sports drinks are a way to hydrate the body during physical activity.  Expensive sports drinks rather than plain water is typically considered a luxury rather than a necessity.  In an economic downturn, many persons that would otherwise purchase sports drinks may of necessity use their limited resources for other products and services.  In this event, it will be more difficult for us to promote our sports and nutrition drink products and accordingly more difficult for us to achieve financial viability as a business.  Under this set of circumstances, it will be less likely our stockholders will receive a return on their investments.

USE OF PROCEEDS

The net proceeds we will receive from the sale of the shares of common stock offered by us will be approximately $972,500, if the maximum numbers of shares are sold, after deducting offering expenses.  The principal purpose of this offering is to increase our working capital in order for us to proceed with the execution of our business plan.  As of the date of this prospectus, we have not made any specific expenditure plans with respect to the proceeds of this offering. Accordingly, our management will have significant flexibility in applying the net proceeds of the offering.

The actual expenditures of the proceeds of this offering will be determined by our board of directors in the best interests of advancing our business.  The actual expenditures will also vary from the estimated use of proceeds if less than all of the shares offered are sold.

We expect to use the net proceeds from this offering as follows:

	Assuming all shares are sold	Assuming 50% of the shares are sold	Assuming 25% of the shares are sold	Assuming 10% of the shares are sold
Gross Proceeds	$1,000,000	$500,000	$250,000	$100,000
Offering Expenses	27,500	27,500	27,500	27,500
Net Proceeds	972,500	472,500	222,500	72,500
Payment of Debt	100,000	100,000	50,000	25,000
Purchase of Inventory	100,000	50,000	25,000	5,000
Marketing Expense	400,000	150,000	75,000	10,000
Working Capital	372,500	172,500	72,500	32,500
Total	$1,000,000	$500,000	$250,000	$100,000

Inventory purchases will be the sports drink labeled “Science Water”.  Marketing expenses will include the advertising promotion of the Science Water drink through different forms of media as to be determined by management.  Working capital will be used to support our business operations including salaries, rent, utilities and supplies.  If we expand our operations at the rate we hope to, working capital will be necessary to pay the expenses of new employees.

DETERMINATION OF OFFERING PRICE

The $0.10 per share offering price of our common stock was arbitrarily determined based on our current perceived financing needs.  There is no relationship whatsoever between this price and our assets, book value or any other objective criteria of value.

DILUTION

The following table illustrates the percentages of investment capital paid by current shareholders of Science Water compared to investment capital to be paid by investors in the Science Water offering and the percentages held by each in Science Water following the offering.  It also compares the shares held by each after giving effect to the offering.

Percent of Offering Sold	100%	50%	25%	10%
Capital paid by current shareholders and its percentage of total capital paid after giving effect to this offering	$30,100 2.9%	$30,100 5.7%	$30,100 10.7%	$30,100 23.1
Capital paid by offering purchasers and its percentage of total capital paid after giving effect to this offering	$1,000,000 97.1%	$500,000 94.3%	$250,000 89.3%	$100,000 76.9%
Shares held by current shareholders and the percentage of total shares held by them after giving effect to the offering	30,100,000 75.1%	30,100,000 85.8%	30,100,000 92.3%	30,100,000 96.8%
Shares held by offering purchasers and the percentage of total shares held by them after giving effect to the offering	10,000,000 24.9%	5,000,000 14.2%	2,500,000 7.7%	1,000,000 3.2%

An investment in this offering will undergo immediate dilution when compared with the net tangible assets of Science Water.  The following table illustrates the per share dilution in net tangible book value to new investors if 100% of the 10,000,000 shares offered by Science Water are sold, if 50% of the 10,000,000 shares are sold, if 25% of the 10,000,000 shares are sold and if 10% of the 10,000,000 shares are sold.  Calculations are based on 30,100,000 capital shares outstanding at December 19, 2008, and at the different levels of the offering sold as indicated after the deduction of offering expenses.

Percent of Offering Sold	100%	50%	25%	10%
Public offering price per share	$0.10	$0.10	$0.10	$0.10
Net tangible book value per share as of Aug. 31, 2008	$0.00	$0.00	$0.00	$0.00
Increase per share attributed to investors in this offering	$0.024	$0.013	$0.007	$0.002
Net tangible book value per share as of Aug. 31, 2008, after this offering	$0.024	$0.013	$0.007	$0.002
Net tangible book value dilution per share to new investors	$0.076	$0.087	$0.093	$0.098
Net tangible book value dilution per share to new investors expressed as a percentage	76%	87%	93%	98%

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION
FOR SECURITIES ACT LIABILITIES

Our directors and officers are indemnified as provided by the laws of the state of California and our Bylaws.  We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction.  We will then be governed by the court's decision.

MARKET FOR OUR COMMON STOCK AND
RELATED STOCKHOLDER MATTERS

NO  PRESENT  PUBLIC  MARKET

There  is  no  public  market  for  our  common  stock.

OPTION,  WARRANTS  AND  REGISTRATION  RIGHTS

We  have  no  outstanding  options  or  warrants  to  purchase,  or  securities convertible  into,  common  equity  of  Science Water.  There  are no shares Science Water has  agreed  to register under the Securities Act for sale by security  holders.

RULE  144  SHARES

No shares of our common stock are available for resale to the public in accordance with the volume and trading limitations of Rule 144 of the Act.

In general, under Rule 144 as currently in effect, a person who has beneficially owned shares of a company's common stock for at least six months is entitled to sell the shares under certain circumstances.  Sales under Rule 144 are subject to manner of sale provisions and notice requirements and to the availability of current public information about the company.

Also under Rule 144, a person who is not one of the company's affiliates at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least one year, is entitled to sell shares even if there is no current public information about the company as long as the company has never been a shell corporation.  Until recently, Science Water has been a shell corporation.  Therefore, no shares of the common stock of Science Water may be sold pursuant to Rule 144 until this registration statement becomes effective and applicable time periods lapse.

PENNY  STOCK  RULES

The Securities Exchange Commission has also adopted rules that regulate broker-dealer  practices  in connection with transactions in penny stocks.  Penny stocks are generally equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the Nasdaq system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system).

The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, deliver a standardized risk disclosure document prepared by the Commission, which:

•	contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
•
contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws;

•	contains a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and significance of the spread between the "bid" and "ask" price;
•	contains a toll-free telephone number for inquiries on disciplinary actions;
•	defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and
•	contains such other information and is in such form (including language, type, size and format), as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer:
•	with bid and offer quotations for the penny stock;
•	the compensation of the broker-dealer and its salesperson in the transaction;
•	the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
•	monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.  These disclosure requirements will have the effect of reducing the trading activity in the secondary market for our stock because it will be subject to these penny stock rules and because many broker-dealers refuse to enter into penny stock transactions rather than comply with the rules.  Therefore, stockholders may have difficulty selling those securities.

HOLDERS OF OUR COMMON STOCK

As of the date of this registration statement, we have one shareholder.

DIVIDENDS

There are no restrictions in our Articles of Incorporation or bylaws that restrict us from declaring dividends.   The corporate laws of the state of California, however, do prohibit us from declaring dividends where, after giving effect to the distribution of the dividend:

1.     We would not be able to pay our debts as they become due in the usual course of business;  or

2.     Our total assets would be less than the sum of our total liabilities, plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends.  We do not plan to declare any dividends in the foreseeable future.

BUSINESS

Introduction

In 1984, L. H. Lorenzen began scientific research for the purpose of developing a form of water that would be more effective in hydrating the body than regular water.  His research led to the issuance of two patents, the first in 1998 and the second in 2000, and the development of a water product that is more effective in hydrating the body and delivering nutrients to the cells of the body that regular water.  This new water has been styled Clustered Water and has been marketed under the name VIVO Water by Cluster Solutions, Inc. since the year 2000.  VIVO Water has been marketed through a limited number of chain stores including Mothers’ Markets, Albertson’s, Sav-On, and Jewel-Osco.  Cluster Solutions, Inc. has also marketed VIVO Water directly to the consumer via the Internet.  Gross sales of VIVO Water are now approximately $3.5 million annually.  However, these sales figures should not be considered an estimation of the sales Science Water may or may not achieve.

VIVO Water has been marketed to the general public as an all purpose water product that is effective in hydrating the body.  Science Water has obtained the right to promote VIVO Water under the brand name Science Water and an exclusive license to market VIVO Water, under the name Science Water, to the sports drink and the nutrition drink markets.  Our president, Joe Wallace, has been a professional athlete and has contacts within the sports industry.  We believe that as a result Mr. Wallace’s contracts and through obtaining the endorsements of prominent athletes, we can be successful in marketing Science Water to the sports drink and nutrition drink industries.  We need proceeds from the sale of this offering to begin labeling the product under our name and to begin the promotion and marketing of this product.

The Water

Clustered Water as developed by Lorenzen is structured like the bio-water within our bodies.  It is made up of six regular water molecules held together by shared hydrogen atoms.  This ring, called a cluster, has a hexagonal shape and when it is found in association with other clusters, it forms a crystalline matrix which is helpful to various biological functions within the body.  These small clusters are also able to move more freely through the pores in cellular membranes, carrying nutrients to the cells and expelling waste products from the cells with greater ease and speed than ordinary water.

Lorenzen, L.H., Process for preparing microclustered water, United States Patent 5,711,950 was issued in 1998.  Lorenzen, L.H., Microclustered water, United States Patent 6,033,678 was issued in 2000.  These patents can be printed from the uspto.gov website.  The patents protect not only the concept of clustered water and its manufacturing, they also protect applications in food, pharmaceutical, agricultural, and other industries.

Competition

Science Water will compete with other traditional hydrating beverages such as water, milk, citrus and non-citrus fruit drinks and non-carbonated soft drinks.  Competitors in the soft drink industry include other bottlers and distributors of nationally and regionally advertised and marketed products, as well as chain store brands and other private label water, soft drinks and beverages.

The water, soft drink and alternative beverage markets are highly competitive.  Historically, soft drink bottlers were independently-owned entities that purchased concentrates from franchisors and competed against other bottlers in their territory for market share.  Over the past decade, the bottling industry has witnessed significant horizontal and vertical consolidation.  Continued consolidation is likely because consolidation typically increases cost efficiencies in purchasing, manufacturing and distribution.

The principal methods of competition among soft drink bottlers and distributors are brand recognition, price promotion, retail space management, service to the trade, new product introductions, packaging changes, availability and advertising.  Competition among bottlers is also affected by promotional incentives and franchisor subsidies.  During the past several years, net retail prices of soft drinks have, in general, marginally decreased due to increased price promotional allowances and competitive factors in the industry.

The Company's principal competitors are Coca-Cola Enterprises, Inc. ("CCE") and the company-owned bottling operations of the Pepsi-Cola Company ("COBO"), both of which are affiliated with their respective syrup franchisors.  Both Coca-Cola and Pepsi-Cola have sports drink hydration type products as well as vitamin type water products and management believes these two company’s products account for over 60% of the water and soft drinks sold in the territories where Science Water will try to compete.  Price competition between CCE and COBO has resulted in a market-wide erosion of per case margins in this industry.  Both CCE and COBO and other bottlers have significantly greater financial resources than Science Water.  We will face the challenge of branding Science Water sufficiently to compete to some extent with these bottling giants.  Science Water believes that long-term profitability is will be tied to obtaining a market share in this market and, therefore, will seek to maintain a constant competitive pricing posture in the market.  This requires efficient execution of marketing programs.

We believe that the endorsement of nationally recognized sports figures will allow us to compete with the water and soft drink market giants at a level that will allow us to become commercially viable.

Plan of Operations

At the present time we have no capital for the development of our business plan.  We cannot commence to develop our business plan until we have a minimum of $100,000 to be used to obtain product and for marketing expense.  To generate $100,000 in net offering proceeds, we will have to raise approximately $127,500.  This will allow for payment of $27,500 in offering expenses and leave $100,000 to begin our marketing and to obtain product.  Upon receipt of funding, we expect to immediately begin labeling product and start promotional media efforts.

We hope to jump start our marketing and business operations according to the following schedule:

Milestone	Time Frame
Obtain initial funding sufficient to begin marketing	April 2009
Commence labeling product	June 2009
Commence marketing	July 2009
Obtain significant endorsement contract from major sports figure and obtain initial distribution contract from a retail chain.	September 2009
Obtain an additional endorsement contract from a major sports figure and two additional distribution contracts from retail chains.	January 2010

Once we obtain our initial sports figure endorsement contract and out initial distribution contract from a retail chain, we believe we will have the platform necessary to vigorously pursue additional contracts and marketing relationships.  We believe that success in our business will stimulate additional success on an ongoing basis.  If we are successful in obtaining more funding than the minimum amount necessary to commence labeling and marketing, our management will be able to allocate more of his time to our business operations and grow our business at a faster rate.  In addition, we may also be able to justify the addition of other personnel that would allow even faster business expansion.

Government Regulation

The distribution and sale of the Company's products are subject to the federal Food, Drug and Cosmetic Act, the Occupational Safety and Health Act, various federal environmental statutes and various other federal, state and local statutes regulating the production, sale, safety, advertising, labeling and franchising of beverages.  A federal labeling law requires mandatory disclosure of specified nutritional elements.  We believe compliance with these laws will not have any material effect upon the capital expenditures, net income or competitive position of the Company.  Costs of compliance with existing and future environmental laws cannot be predicted with any degree of certainty and may ntly affect the Company's operations.

The Company's business could be significantly affected if legislation requiring mandatory container deposits in the Company's distribution areas were to be adopted.  The Company is not aware of any state legislative proposals which would require such deposits in its anticipated areas of operations.

Properties

We do not lease or own any real property.  We maintain our corporate office at 18653 Ventura Blvd., Suite 640, Tarzana, California  91356.  This office space is being provided free of charge by our president, Mr. Joe Wallace.  This arrangement provides us with the office space necessary to take care of necessary paper work and telephone,  fax and mailing facilities.  As our business operations increase, it may be necessary for us to seek appropriate individual office space.  The company will seek such space only if revenues make the extra expense manageable.  Management believes suitable office space will be available when it is needed. Suitable office space will include 800 square feet of space with necessary telephone and Internet hook-ups.

Legal Proceedings

Science Water is not engaged in any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our sole officer is Joe Wallace.   As such, Mr. Wallace is our President, Principal Executive Officer, Principal Accounting Officer, Principal Financial Officer, Secretary and Treasurer.  Mr. Wallace is also our sole director.  Mr. Wallace is 43 years old.

Mr.  Wallace became an officer and a director of Science Water at is inception on October 11, 2007.  The balance of Mr. Wallace’s business resume is as follows:

Private Client Financial                                                                                                           2005-Present
President & CEO
•	Launched Sleeping with the Enemy, a mattress and sanitization company and is currently developing and marketing the company for franchising across the country
•	Consult professional athletes with investment relationships regarding licensing marketing and investment opportunities

All Pro Consultants                                                                                                                     2004-2005
Partner
•	Launched All Pro Consultants assisting professional athletes with investment relationships, implementing foundations and day to day financial activities
•	All Pro Consulting is partially owned by Kayne Anderson Capital and is housed in their Century City Office

Kayne Anderson Capital                                                                                                           2003-2004
Sports and Entertainment Manager
•
Implemented  the first sports and management division of Kayne Anderson, a registered investment advisor firm based in Los Angeles, California with approximately 15 billion dollars in assets under management

Conexa, Inc.                                                                                                                                 2002-2004
President and CEO
•	Launched Conexa, Inc. which is diversified holding company that has obtained exclusive rights to market antimicrobial and disinfectant technologies from Hydro Products & Technologies, Inc. (“HTP”)
•	Secured relationships with Fatburger Restaurants in expanding and obtaining territories and placing stores in Wal-Mart Super Centers throughout the country

Career Sports International (CSI)
Wealth Management Director
•	Responsible for marketing and client development of major NBA and NFL athletes

American Express Tax & Business
Sports & Entertainment Division Manager
•	Responsible for the acquisition of the sports and entertainment division of AMEX
•	Managing director of the division including client development and marketing

Echelon Sports Management/Cochran Sports Management
Partner
•
Launched the sports and management company with attorney Johnnie Cochran placing athletes such as Byron Scott of the Los Angeles Lakers, Kalid Reeves of the New Jersey Jets, Rico Hill of the Los Angeles Clippers and Simion Rice of the Tampa Bay Buccanneers with overseas teams

Professional Basketball Career
Small Forward
•	Played professional basketball for over eight years with first division teams in Spain, Japan, Turkey and France

TERM  OF  OFFICE

Our Directors are appointed for terms of one year to hold office until the next annual general meeting of the holders of our common stock, as provided by the California business laws, or until removed from office in accordance with our bylaws.  Our officers are appointed by our board of directors and hold office until removed by the board.

SIGNIFICANT  EMPLOYEES

We have no employees other than Mr. Wallace.

EXECUTIVE COMPENSATION

Executive Officers and Directors

The following table sets forth certain information as to our officers and directors.

Summary Compensation Table

Name and principal position	Year	Salary ($)	Stock Awards ($)	Total ($)
Joe Wallace, CEO, President and Director	2008	0	0	0

DIRECTOR COMPENSATION

There are no standard arrangements pursuant to which directors are compensated for services rendered to Science Water.  It is possible that Science Water will compensate its directors in the future either in cash or stock for services as directors.  However, no such arrangements are in place at the present time and none have been promised.

EMPLOYMENT AGREEMENTS

No officer or director has an employment agreement with Science Water at the present time.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table provides the beneficial ownership of our common stock by each person who beneficially owns more than 5% of our common stock outstanding as of December 19, 2008 and by the officers and directors of Science Water as a group.

	Common	Percent of
Name and Address	Shares	Class (1)

Joe Wallace	30,100,000	100%
18653 Ventura Blvd., Suite 640
Tarzana, California 91356

All executive officers and directors	30,100,000	100%
as a group (one)

PLAN OF DISTRIBUTION

Mr. Joe Wallace, our president, is selling the common stock being offered by Science Water through this prospectus.  Mr. Wallace is not registered as a broker-dealer under the Securities Act of 1934 and is relying on Rule 3a4-1 under the 1934 Act to allow him to sell the shares as an officer of Science Water.  We believe that Mr. Wallace is qualified under this rule because:

•	he is not subject to a statutory disqualification as set forth in section 3(a)(39) of the Securities Exchange Act of 1934;
•	he will not be compensated for his participation in the offering by the payment of commissions or other remuneration based directly or indirectly on the sale of the offering;
•	he has never been and will not be at the time of his participation in the offering an associated person of a broker or dealer;
•	he has never participated before in selling an offering for any issuer;
•	he will perform substantial duties for Science Water other than in connection with the sale of the shares; and
•	he will not participate in selling an offering of securities for any issuer more than once every 12 months.

In order to make the necessary sales, this officer plans to directly contact selected individuals and entities with whom he has a prior relationship and whom he believes will have an interest in the offering.  We are therefore offering the shares on a self-underwritten basis.  There is no minimum number of shares required to be sold in this offering.

In order to subscribe for shares, an investor must complete and execute the form of subscription agreement attached to this prospectus and deliver the executed subscription agreement to us together with payment of the purchase price for the shares payable to Science Water Incorporated.  We may reject or accept any subscription in whole or in part at our discretion.  We may close the offering without notice to subscribers.  We may immediately use the proceeds obtained from the offering.

Upon our acceptance of a subscription agreement, we will deliver to each subscriber a copy of the fully executed agreement evidencing the number of shares subscribed for.  If we do not accept any subscription or any portion of a subscription, the amount of the subscription not accepted will be promptly returned by us to the subscriber.

The estimated costs of this offering are as follows:

Securities and Exchange Commission registration fee.	$39.30
Printing fees and expenses	500.00
Legal and blue sky fees and expenses	17,500.00
Accounting fees and expenses	7,500.00
Miscellaneous expenses	1,960.70

Total	$27,500.00

DESCRIPTION OF CAPITAL STOCK

        Our authorized capital stock consists of 100,000,000 shares of common stock, $0.001 par value. As of December 19, 2008, 30,100,000 shares of common stock were issued and outstanding. The outstanding shares of common stock have been duly authorized and are fully paid and non-assessable.

Common Stock

        The holders of common stock are entitled to one vote per share on all matters to be voted on by stockholders and are entitled to receive such dividends, if any, as may be declared from time to time by our board of directors from funds legally available therefor, subject to the dividend preferences of the preferred stock, if any. Upon our liquidation or dissolution, the holders of common stock are entitled to share ratably in all assets available for distribution after payment of liabilities and liquidation preferences of the preferred stock, if any. Holders of common stock have no preemptive rights, no cumulative voting rights and no rights to convert their common stock into any other securities. Any action taken by holders of common stock must be taken at an annual or special meeting or by written consent of the holders of over 50% of our capital stock entitled to vote on such action.

Warrants

        As of December 19, 2008, there were no warrants or options issued or outstanding for the purchase of our common shares.

LEGAL MATTERS

        Certain legal matters in connection with this offering will be passed upon for us by Gary R. Henrie, Attorney at Law, Las Vegas, Nevada.

EXPERTS

        Our financial statements as of August 31, 2008, and for the period since inception, included in this prospectus have been audited by Gruber & Company, LLC, an independent registered public accounting firm, as stated in their report appearing elsewhere herein, and are included in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

        We have filed with the SEC a registration statement on Form S-1 to register the shares offered by Science Water.  The registration statement, including the attached exhibits, contains additional relevant information about us and our securities. The rules and regulations of the SEC allow us to omit certain information included in the registration statement from this prospectus.

GRUBER & COMPANY LLC
REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Science Water, Inc.:

We have audited the accompanying balance sheet of Science Water, Inc. as of August 31, 2008  and the related statements of operations ,stockholders equity and cash flows for the period then ended.  These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform our audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company  as at August 31, 2008  and the results of its’ operations and its’ stockholders equity and cash flows for the period then ended  in conformity with accounting principles generally accepted in the United States of America.

The accompanying  financial statements have been prepared assuming the Company will continue as a going concern. As discussed in the notes to the financial statements, the Company has a negative equity and no real business operations. .These items among others, raises substantial doubt about its ability to continue as a going concern.. These financial statements do not include any adjustments that might result from the outcome of this uncertainty

/s/ Gruber & Company LLC
Gruber & Company LLC
Saint Louis, Missouri
Dated December 29, 2008

SCIENCE WATER, INC.
BALANCE SHEETS
Assets	August 31,
Current Assets	2008
Cash and Cash Equivalents	$-
Accounts Receivable	-
Prepaid Expenses	-
Total Current Assets	-

Fixed Assets	-
Total Assets	$-

Liabilities and Stockholders’ Equity (Deficit)

Current Liabilities
Cash Overdraft	$79
Notes Payable	-
Total liabilities	79

Stockholders Equity
Common Stock, authorized 100,000,000 shares, 100,000
issued and outstanding @ $.001 par value	100
Subscription Receivable	-
Additional Paid in Capital	20,074
Retained Deficit	(20,253)

Total Stockholders' Equity (Deficit)	(79)

Total Liabilities and Stockholders Equity	$-

The accompanying notes are an integral part of these financial statements.

SCIENCE WATER, INC. STATEMENT OF OPERATIONS
For the Period Ended August 31,
2008

Revenues	$-
Cost of Revenues	-
Gross Profit	-
Expenses
Sales	-
Payroll	-
General and Administrative Costs	20,253
Total	20,253

Net Profit (Loss)	$(20,253)

(Loss) per share	$(0.20)

Weighted Average Shares Outstanding	100,000

The accompanying notes are an integral part of these financial statements.

SCIENCE WATER, INC.
Statements of Stockholders’ Equity (Deficit)
								Additional	Retained
	Common Stock		Preferred Stock			Subscription	Subscription	Paid in	Earnings
	Shares	Amount	Shares	Amount		Receivable	Payable	Capital	(Deficit)	Total
Balance October 11, 2007	-	$-	-	$		$-	$-	$-	$-	$-

Issuance of Shares for Stock	100,000	100						20,074		20,174
Net loss for the Period									(20,253)	(20,253)
Balance August 31, 2008	100,000	$100	-		$-	$-	$-	$20,074	$(20,253)	$(79)

The accompanying notes are an integral part of these financial statements.

SCIENCE WATER, INC. STATEMENT OF CASH FLOWS
For the Period ended August 31,
Cash Flows from Operating Activities:	2008
Net Profit for the period:	$(20,253)
Depreciation	-
Common Stock issued	-
Changes in Assets and Liabilities Accounts Rec	-
Accounts Payable and Accrued Expenses	-
Net Cash Flows from Operating Activities	(20,253)

Cash Flows from Investing Activities
Purchase of Fixed Assets	-

Net Cash Used by Investing Activities	-

Cash Flows from Financing Activities
Issuance of Common Stock for Cash	20,174
Bank overdraft	79
Payments on Notes	-
Net Cash Flows from Financing Activities	20,253

Net Increase (Decrease) in cash	-

Cash-beginning	-
Cash-end	$-

Supplemental disclosures:
Interest Paid	$-
Income Taxes paid	$-

The accompanying notes are an integral part of these financial statements.

SCIENCE WATER, INC.
NOTES TO FINANCIAL STATEMENTS

Note 1 – Organization and Significant Accounting Policies

Organization and Line of Business

 Science Water, Inc. (the “Company”) was incorporated in the state of California on October 11, 2007.

Basis of Presentation/Going Concern

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America, which contemplate continuation of the Company as a going concern. The Company had no material assets and a negative retained deficit.  These conditions raise substantial doubt as to the Company’s ability to continue as a going concern. These financial statements do not include any adjustments that might result from the outcome of this uncertainty. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern. The accompanying financial statements have been prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States.

Stock Based Compensation

SFAS No. 123, “Accounting for Stock-Based Compensation,” establishes and encourages the use of the fair value based method of accounting for stock-based compensation arrangements under which compensation cost is determined using the fair value of stock-based compensation determined as of the date of grant and is recognized over the periods in which the related services are rendered.  For stock based compensation the Company recognizes an expense in accordance with SFAS No. 123 and values the equity securities based on the fair value of the security on the date of grant. For stock-based awards the value is based on the market value for the stock on the date of grant.  Stock option awards are valued using the Black-Scholes option-pricing model.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

Fair Value of Financial Instruments

For certain of the Company’s financial instruments, including cash and cash equivalents, other current assets, accounts payable, accrued interest and due to related party, the carrying amounts approximate fair value due to their short maturities.

Cash and Cash Equivalents

For purposes of the statements of cash flows, the Company defines cash equivalents as all highly liquid debt instruments purchased with a maturity of three months or less, plus all certificates of deposit.

Concentration of Credit Risk

Financial instruments, which potentially subject the Company to concentrations of credit risk, consist of cash and cash equivalents and accounts receivables. The Company places its cash with high quality financial institutions and at times may exceed the FDIC $100,000 insurance limit. The Company extends credit based on an evaluation of the customer’s financial condition, generally without collateral. Exposure to losses on receivables is principally dependent on each customer’s financial condition. The Company monitors its exposure for credit losses and maintains allowances for anticipated losses, as required.

Impairment of Long-Lived Assets

SFAS No. 144 requires that long-lived assets to be disposed of by sale, including those of discontinued operations, be measured at the lower of carrying amount or fair value less cost to sell, whether reported in continuing operations or in discontinued operations.  SFAS No. 144 broadens the reporting of discontinued operations to include all components of an entity with operations that can be distinguished from the rest of the entity and that will be eliminated from the ongoing operations of the entity in a disposal transaction. SFAS No. 144 also establishes a “primary-asset” approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used.

Income Taxes

The Company accounts for income taxes in accordance with SFAS No. 109, “Accounting for Income Taxes.” Deferred taxes are provided on the liability method whereby deferred tax assets are recognized for deductible temporary differences, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Earnings (Loss) Per Share

The Company reports earnings (loss) per share in accordance with SFAS No. 128, “Earnings per Share.” Basic earnings (loss) per share is computed by dividing income (loss) available to common shareholders by the weighted average number of common shares available. Diluted earnings (loss) per share is computed similar to basic earnings (loss) per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if the potential common shares had been issued and if the additional common shares were dilutive. Diluted earnings (loss) per share has not been presented since the effect of the assumed conversion of options and warrants to purchase common shares would have an anti-dilutive effect.

Recently Issued Accounting Pronouncements

In December 2007, the FASB issued SFAS No. 141(R), Business Combinations (FAS 141(R)). This Statement provides greater consistency in the accounting and financial reporting of business combinations. It requires the acquiring entity in a business combination to recognize all assets acquired and liabilities assumed in the transaction, establishes the acquisition-date fair value as the measurement objective for all assets acquired and liabilities assumed, and requires the acquirer to disclose the nature and financial effect of the business combination. FAS 141(R) is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 141(R) no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In December 2007, the FASB issued SFAS No. 160. Noncontrolling Interests in Consolidated Financial Statements (FAS 160). This Statement amends Accounting Research Bulletin No. 51, Consolidated Financial Statements, to establish accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. FAS 160 is effective for fiscal years beginning after December 15, 2008. We will adopt FAS 160 no later than the first quarter of fiscal 2010 and are currently assessing the impact the adoption will have on our financial position and results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities, which permits entities to choose to measure at fair value eligible financial instruments and certain other items that are not currently required to be measured at fair value. The standard requires that unrealized gains and losses on items for which the fair value option has been elected be reported in earnings at each subsequent reporting date. SFAS No. 159 is effective for fiscal years beginning after November 15, 2007. We will adopt SFAS No. 159 no later than the first quarter of fiscal 2009. We are currently assessing the impact the adoption of SFAS No. 159 will have on our financial position and results of operations.

In September 2006, the FASB issued SFAS No. 158, Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans, an amendment of FASB Statements No. 87, 88, 106, and 132(R). SFAS No. 158 requires company plan sponsors to display the net over- or under-funded position of a defined benefit postretirement plan as an asset or liability, with any unrecognized prior service costs, transition obligations or actuarial gains/losses reported as a component of other comprehensive income in shareholders’ equity. SFAS No. 158 is effective for fiscal years ending after December 15, 2006. We adopted the recognition provisions of SFAS No. 158 as of the end of fiscal 2007. The adoption of SFAS No. 158 did not have an effect on the Company’s financial position or results of operations.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements. SFAS No. 157 establishes a framework for measuring fair value in generally accepted accounting principles, clarifies the definition of fair value and expands disclosures about fair value measurements. SFAS No. 157 does not require any new fair value measurements. However, the application of SFAS No. 157 may change current practice for some entities. SFAS No. 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those fiscal years. We will adopt SFAS No. 157 in the first quarter of fiscal 2009. We are currently assessing the impact that the adoption of SFAS No. 157 will have on our financial position and results of operations.

In July 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes — an interpretation of FASB Statement No. 109 (FIN 48). This interpretation clarifies the application of SFAS No. 109, Accounting for Income Taxes, by defining a criterion that an individual tax position must meet for any part of the benefit of that position to be recognized in an enterprise’s financial statements and also provides guidance on measurement, derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. FIN 48 is effective for fiscal years beginning after December 15, 2006, but earlier adoption is permitted. The Company is in the process of evaluating the impact of the application of the Interpretation to its financial statements

Note 2–  Income taxes

Income taxes are accounted for in accordance with SFAS 109, Accounting for Income Taxes, using the asset and liability method.  Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the year in which those temporary differences are expected to be recovered or settled.  The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company has a net loss carryforward equal to approximately $20,253. The deferred tax asset related to this carryforward has been reserved in full due to the fact that it is more likely than not that the Company will realize this asset.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

Our officers and directors are indemnified as provided by the California business laws (“CBL”) and our bylaws.

Under the CBL, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's Articles of Incorporation.  This is not the case with our Articles of Incorporation.  Excepted from that immunity are: (a) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest; (b) a violation of criminal law unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful; (c) a transaction from which the director derived an improper personal profit; and (d) willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding, or part thereof, initiated by such person unless such indemnification: (a) is expressly required to be made by law, (b) the proceeding was authorized by our Board of Directors, (c) is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law or (d) is required to be made pursuant to the bylaws.

Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of our company, or is or was serving at the request of our company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of our company in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the Science Water.  An exception to this prohibition against advances applies when the officer is or was a director of our company.

Item 25.    Other Expenses of Issuance and Distribution

        The following table sets forth the expenses expected to be incurred in connection with the issuance and distribution of common stock registered hereby, all of which expenses, except for the Securities and Exchange Commission registration fee, are estimated.

Securities and Exchange Commission registration fee.	$39.30
Printing fees and expenses	500.00
Legal and blue sky fees and expenses	17,500.00
Accounting fees and expenses	7,500.00
Miscellaneous expenses	1,960.30

Total	$27,500.00

Item 26.    Recent Sales of Unregistered Securities

   Since inception on October 11, 2007, the Company has issued an aggregate of 30,100,000 common shares to its founder and president, Joe Wallace.  The shares were issued as compensation to Mr. Wallace in exchange for services rendered to the Company.  The valuation of the consideration received by the Company was the par value of the stock, $0.001 per share, for total consideration of $30,100.  The issuance of the shares was exempt from the registration requirements of Section 5 of the Securities Act of 1933 (the “Act”) pursuant to Section 4(2) of the Act since the shares were issued by the Company and did not involve any public offering.

Item 27.    Exhibits

        The following exhibits are filed with this registration statement:

Exhibit No.	Description
3.1	Articles of incorporation
3.2	Bylaws
4.1	Specimen Common Stock Certificate of Registrant
5.1	Opinion of Gary R. Henrie, Attorney at Law regarding the legality of the common stock being registered
21.1	List of Subsidiaries
23.1	Consent of Gruber & Company, LLC
23.2	Consent of Gary R. Henrie (included in Exhibit 5.1)

 Item 28.    Undertakings

The undersigned registrant will:

1.           File, during any period in which the registrant offers or sells securities, a post-effective amendment to this registration statement to:
•	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);
•	Reflect in the prospectus any facts or events which individually or together, represent a fundamental change in the information in the registration statement; and
•	Include any additional or changed material information on the plan of distribution.

2.           For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.           File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.              For determining liability of the undersigned registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
•	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424:
•	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant:
•
The portion of any other free writing prospectus, relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant: and

•	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form S-1 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of Tarzana, State of California, on December 30, 2008.

Science Water, Inc.

By:	/s/ Joe Wallace Joe Wallace Chief Executive Officer

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated:

Signature	Title	Date

/s/ Joe Wallace Joe Wallace	Principal Executive Officer Principal Financial Officer Principal Accounting Officer Sole Director	December 30, 2008